SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                 FORM 8-K/A

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                               January 8, 1998


                        ASSOCIATED TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)


              Delaware            33-55254           87-0485306
           (State or other       (Commission      (I.R.S. Employer
            jurisdiction)       File Number)     Identification No.)


            3 Riverside Drive, Andover, MA              01810
       (Address of principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code (978) 688-8800


                        Associated Technologies, Inc.
                        1204 Third Avenue, Suite 172
                          New York, New York  10021
       (Former name and former address, if changed since last report)


            The undersigned registrant hereby amends its Current
                  Report on Form 8-K dated January 16, 1998
                   and filed on such date to amend Item 7.


Item 7.  Financial Statements and Exhibits.

      (a)   Financial Statements of Business Acquired.

            Report of Independent Accountants

            Balance Sheets as of December 31, 1997 (unaudited), March 31, 1997 and 1996.

            Statements of Operations for nine-months ended December 31, 1997 and 1996 (unaudited) and the years ended March 31, 1997, 1996 and 1995.

            Statements of Cash Flows for nine-months ended December 31, 1997 and 1996 (unaudited) and the years ended March 31, 1997, 1996 and 1995.

            Statements of Stockholders' Deficit for the nine months ended December 31, 1997 (unaudited) and the years ended March 31, 1997, 1996, and 1995.

            Notes to the financial statements for the nine months ended December 31, 1997.

      (b)   Pro Forma Financial Information

            Introduction to Pro Forma financial information.

            Unaudited Pro Forma combined condensed Balance Sheet at December 31, 1997.

            Unaudited Pro Forma combined condensed Statement of Operations for the year December 31, 1997.

            Notes to unaudited Pro Forma combined condensed Balance Sheet and Statement of Operations.

      (c)   Financial Statements of Acquiring Business

            Independent auditor's report.

            Consolidated Balance Sheets as of December 31, 1997 and 1996.

            Consolidated Statements of Operations for the years ended December 31, 1997 and 1996.

            Consolidated Statements of Stockholders' Deficit from the period of inception to December 31, 1997.

            Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996.

            Notes to and forming part of the accounts for the year ended December 31, 1997.


                      Report of Independent Accountants


To the Board of Directors and Stockholders of Virtual Music Entertainment, Inc.:

We have audited the accompanying balance sheets of Virtual Music
Entertainment, Inc. as of March 31, 1997 and 1996, and the related statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual Music Entertainment, Inc. as of March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
August 20, 1997, except for the information presented in Note N, as to which the date is December 16, 1997

                      VIRTUAL MUSIC ENTERTAINMENT, INC.
                               BALANCE SHEETS

                                   ASSETS

                                                                                  March 31,
                                                           December 31,   --------------------------
                                                               1997          1997           1996
                                                           -----------------------------------------
                                                            (unaudited)

CURRENT ASSETS:
  Cash                                                     $     4,738    $   953,658    $    52,462
  Accounts receivable, net of allowances of
   $5,700, $0 and $22,002, respectively                         27,114         22,179         36,078
  Inventory                                                    116,619        245,196         40,829
  Other prepaid expenses                                        14,588              -         92,416
  Other current assets                                          28,590         28,590         33,589
                                                           -----------------------------------------
      Total current assets                                     191,649      1,249,623        255,374

  Furniture, equipment and leasehold improvements, net         307,205        303,824        180,579
  Intangible assets, net of accumulated amortization of
   $148,637, $40,867 and $18,386, respectively                       -        107,770         65,117
  Capitalized software costs                                   465,000        369,955        184,481
  Prepaid royalties                                             40,000        175,537         25,000
  Deferred merger costs                                        225,352              -              -
                                                           -----------------------------------------
      Total assets                                         $ 1,229,206    $ 2,206,709    $   710,551
                                                           =========================================

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                         $   800,637    $   575,634    $   354,863
  Royalties payable                                             92,535             44        314,682
  Repurchased distribution rights payable                      820,000        860,000              -
  Distributor advances                                       1,667,200      1,212,200        452,776
  Accrued expenses                                             524,355        388,057        253,336
  Notes payable                                              1,577,000        700,000              -
  Capital lease obligations                                      7,500          8,609         10,494
                                                           -----------------------------------------
      Total current liabilities                              5,489,227      3,744,544      1,386,151
  Capital lease obligations, net of current portion                699          6,056          8,830
                                                           -----------------------------------------
      Total liabilities                                      5,489,926      3,750,600      1,394,981
                                                           -----------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTE F)

STOCKHOLDERS' DEFICIT:
  Convertible preferred stock, Series D, $0.01 par value;
   3,450,000 shares authorized; 3,434,050 shares issued
   and outstanding (liquidation preference, $2,609,878)         34,341         34,341         34,341
  Convertible preferred stock, Series E, $0.01 par value;
   6,000,000 shares authorized; 1,528,583, 1,528,583 and 0
   shares issued and outstanding at December 31, 1997 and
   March 31, 1997 and 1996, respectively (liquidation
   preference, $3,011,309 at March 31, 1997)                    15,286         15,286              -
  Common stock, $0.01 par value; 16,550,000 shares
   authorized; 2,534,481, 2,534,481 and 2,532,231 shares
   issued and outstanding at December 31, 1997 and
   March 31, 1997 and 1996, respectively                        25,345         25,345         25,322
  Additional paid-in capital                                12,932,208     12,932,208     10,238,987
  Accumulated deficit                                      (17,267,900)   (14,551,071)   (10,983,080)
                                                           -----------------------------------------
      Total stockholders' deficit                           (4,260,720)    (1,543,891)      (684,430)
                                                           -----------------------------------------
      Total liabilities and stockholders' deficit          $ 1,229,206    $ 2,206,709    $   710,551
                                                           =========================================

The accompanying notes are an integral part of these financial statements.



                      VIRTUAL MUSIC ENTERTAINMENT, INC.

                          STATEMENTS OF OPERATIONS

                                      Nine Months Ended                       Years Ended
                                         December 31,                          March 31,
                                  --------------------------    -----------------------------------------
                                     1997           1996           1997           1996           1995
                                  --------------------------    -----------------------------------------
                                         (unaudited)

NET SALES                         $   528,397    $   200,764    $ 1,913,497    $ 1,643,478    $   295,584

COSTS AND EXPENSES:
  Cost of sales                     1,231,667         36,348      1,799,490      1,846,624      2,611,862
  Sales and marketing                 403,520        481,377      1,614,348        578,692      2,798,341
  General and administrative          986,929        774,219      1,118,415      1,215,090        727,070
  Research and development            505,490        431,398        827,740        599,711      2,609,563
                                  --------------------------    -----------------------------------------
                                    3,127,606      1,723,342      5,359,993      4,240,117      8,746,836
                                  --------------------------    -----------------------------------------

LOSS FROM OPERATIONS               (2,599,209)    (1,522,578)    (3,446,496)    (2,596,639)    (8,451,252)

INTEREST INCOME (EXPENSE), NET        (81,828)       (92,379)       (99,618)       (46,750)         8,270
                                  --------------------------    -----------------------------------------

LOSS FROM OPERATIONS
 BEFORE INCOME TAXES               (2,681,037)    (1,614,957)    (3,546,114)    (2,643,389)    (8,442,982)

PROVISION FOR INCOME TAXES             35,792          1,256         21,877          2,538            456
                                  --------------------------    -----------------------------------------

LOSS BEFORE EXTRAORDINARY ITEM     (2,716,829)    (1,616,213)    (3,567,991)    (2,645,927)    (8,443,438)

EXTRAORDINARY ITEM, GAIN
 ON FORGIVENESS OF DEBT                     -              -              -        655,481         74,517
                                  --------------------------    -----------------------------------------

NET LOSS                          $(2,716,829)   $(1,616,213)   $(3,567,991)   $(1,990,446)   $(8,368,921)
                                  ==========================    =========================================

BASIC NET LOSS PER SHARE          $     (1.07)   $      (.64)   $     (1.41)   $     (1.86)   $    (35.82)
                                  ==========================    =========================================
DILUTED NET LOSS PER SHARE        $     (1.07)   $      (.64)   $     (1.41)   $     (1.86)   $    (35.82)
                                  ==========================    =========================================
BASIC  SHARES OUTSTANDING           2,534,481      2,534,031      2,534,135      1,068,689        233,648
                                  ==========================    =========================================
DILUTED SHARES OUTSTANDING          2,534,481      2,534,031      2,534,135      1,068,689        233,648
                                  ==========================    =========================================

The accompanying notes are an integral part of these financial statements.



                      VIRTUAL MUSIC ENTERTAINMENT, INC.
                          STATEMENTS OF CASH FLOWS

                                                     Nine Months Ended                        Years Ended
                                                        December 31,                           March 31,
                                                 --------------------------    -----------------------------------------
                                                    1997           1996           1997           1996           1995
                                                 --------------------------    -----------------------------------------
                                                        (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss from operations before
   extraordinary item                            $(2,716,829)   $(1,616,213)   $(3,567,991)   $(2,645,927)   $(8,443,438)
  Adjustment to reconcile net loss to
   net cash used in operating activities-
    Depreciation and amortization                    180,363         57,076         82,617         43,193         25,695
    Interest on promissory notes, converted
     to Series C and D                                     -              -              -         57,200              -
    Interest on promissory notes converted
     to Series E                                           -              -         58,200              -              -
    Consulting expenses paid by issuance
     of preferred stock                                    -              -              -         33,334              -
    Bad debt expense                                   5,676              -         (5,871)        10,548         25,000
    Issuance of common stock to vendors net
     of issuance costs of $513                             -              -              -         74,794              -
    Extraordinary item, gain on forgiveness
     of debt                                               -              -              -        655,481         74,517
    Changes in operating assets and liabilities-
      Accounts receivable                            (10,610)       (32,614)        19,771         (9,481)       (62,144)
      Inventory                                      128,577         26,012       (204,367)       544,428       (585,257)
      Other current assets and prepaid expenses      (14,588)      (170,698)        97,415       (102,537)       (15,781)
      Prepaid royalties                              135,537              -       (150,537)       115,567              -
      Deferred merger costs                         (225,352)             -              -              -              -
      Deferred charges                                     -              -              -              -       (140,567)
      Accounts payable and accrued expenses          321,302       (455,732)       355,491     (1,285,167)     1,893,366
      Repurchased distribution rights payable              -              -        860,000              -              -
      Royalties payable                               92,491         28,130       (314,638)       218,597         96,085
      Distributor advances                           455,000      2,136,250        759,424        452,776              -
      Other liabilities                               (1,109)             -              -        (20,912)        20,912
                                                 --------------------------    -----------------------------------------
      Net cash used in operating activities       (1,649,542)       (27,789)    (2,010,486)    (1,858,106)    (7,111,612)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of furniture, equipment and
   leasehold improvements                            (75,976)      (102,157)      (183,381)      (103,211)       (68,193)
  Payments for purchase of intangible assets               -              -        (65,134)       (42,202)       (21,643)
  Increase in capitalized software                   (95,045)    (1,593,583)      (185,474)      (184,481)             -
                                                 --------------------------    -----------------------------------------
      Net cash used in investing activities         (171,021)    (1,695,740)      (433,989)      (329,894)       (89,836)
                                                 --------------------------    -----------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                        877,000      1,874,644      1,798,615        478,818        521,182
  Principal payments under capital lease
   obligations                                        (5,357)        (1,525)        (4,659)        (8,684)       (12,796)
  Proceeds from issuance of preferred stock, net
   of issuance of costs of $306,633 and $13,938,
   for the years ended March 31, 1997 and 1996,
   respectively                                            -              -      1,550,860      1,484,826      6,853,885
  Proceeds from exercise of common stock options           -            855            855         12,311         13,170
                                                 --------------------------    -----------------------------------------
      Net cash provided by financing activities      871,643      1,873,974      3,345,671      1,967,271      7,375,441
                                                 --------------------------    -----------------------------------------

NET INCREASE (DECREASE) IN CASH                     (948,920)       150,445        901,196       (220,729)       173,993

CASH, BEGINNING OF YEAR                              953,658         52,462         52,462        273,191         99,198
                                                 --------------------------    -----------------------------------------
CASH, END OF YEAR                                $     4,738    $   202,907    $   953,658    $    52,462    $   273,191
                                                 ==========================    =========================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Interest paid                                  $     7,351    $    25,269    $    80,694    $    57,441    $     1,028
  Income taxes paid                                        -              -         21,877          2,538            456
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 FINANCING ACTIVITIES:
  Conversion of promissory notes, including
   accrued interest to convertible preferred
   stock, Series D                                         -              -              -      1,047,777              -
  Conversion of preferred stock, Series C to
   Series B at 2 for 1                                     -              -              -          7,646              -
  Conversion of preferred stock, Series A and B
   to common stock at 1.1 and 1.2, respectively,
   of common shares for each Series A and
   Series B shares                                         -              -              -         17,280              -
  Conversion of promissory notes, including
   accrued interest to convertible preferred
   stock, Series E                                         -              -      1,156,815              -              -
  Capital lease obligations incurred when
   Company entered into lease agreements for
   new equipment                                           -          9,825          9,825         18,020              -

The accompanying notes are an integral part of these financial statements.


                      VIRTUAL MUSIC ENTERTAINMENT, INC.
                     STATEMENTS OF STOCKHOLDERS' DEFICIT
    FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995 AND THE NINE-MONTH
                 PERIOD ENDED DECEMBER 31, 1997 (UNAUDITED)

                                        Convertible Preferred   Convertible Preferred   Convertible Preferred  Convertible Preferred
                                                Stock                   Stock                   Stock                  Stock
                                               Series A                Series B                Series C               Series D
                                        ---------------------   ---------------------   ---------------------  ---------------------
                                        Shares       Amount       Shares      Amount     Shares       Amount     Shares      Amount
                                        --------------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1994                  65,142      $ 651         133,672    $ 1,337                $                      $
  Issuance of preferred stock, net
   of issuance cost of $13,938                                                           763,532       7,635
  Issuance of common stock
  Net loss                              --------------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1995                  65,142        651         133,672      1,337    763,532       7,635
  Issuance of preferred stock, net
   of issuance cost of $43,942                                                                                  2,011,536    20,115
  Conversion of interest on notes
   payable relating to Series C issue                                                      1,048          11
  Conversion of promissory notes
   payable and accrued interest to
   convertible preferred stock,
   Series D at $0.76 per share                                                                                  1,378,654    13,787
  Issuance of preferred stock for
   consulting services at $0.76
   per share                                                                                                       43,860       439
  Conversion of Series C to Series B                             1,529,160     15,292   (764,580)     (7,646)
  Conversion of Series A and Series B
   to common stock                      (65,142)      (651)     (1,662,832)   (16,629)
  Issuance of common stock to vendors,
   net of issuance cost of $513
  Exercise of stock options
  Net loss
                                        --------------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1996                                                                                         3,434,050    34,341

 Issuance of preferred stock, net
   of issuance cost of $306,633
  Conversion of promissory notes
   payable and accrued interest to
   convertible preferred stock
   Series E at $1.97 per share
  Exercise of stock options
  Net loss
                                        --------------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1997                                                                                         3,434,050    34,341
  Net loss (UNAUDITED)
                                        --------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997
 (UNAUDITED)                                         $                        $                      $          3,434,050   $34,341
                                        ===========================================================================================

                                        Convertible Preferred
                                                Stock
                                               Series E               Common Stock        Additional                     Total
                                        ----------------------    --------------------      Paid-in    Accumulated   Stockholders'
                                         Shares        Amount      Shares       Amount      Capital      Deficit        Deficit
                                        ------------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1994                               $             204,000    $ 2,040   $   751,145   $  (623,713)   $   131,460
  Issuance of preferred stock, net
   of issuance cost of $13,938                                                             6,846,250                    6,853,885
  Issuance of common stock                                           50,156        501        26,626                       27,127
  Net loss                                                                                              (8,368,921)    (8,368,921)
                                        -----------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1995                                             254,156      2,541     7,624,021    (8,992,634)    (1,356,449)
  Issuance of preferred stock, net
   of issuance cost of $43,942                                                             1,464,711                    1,484,826
  Conversion of interest on notes
   payable relating to Series C issue                                                          9,412                        9,423
  Conversion of promissory notes
   payable and accrued interest to
   convertible preferred stock,
   Series D at $0.76 per share                                                             1,033,990                    1,047,777
  Issuance of preferred stock for
   consulting services at $0.76
   per share                                                                                  32,895                       33,334
  Conversion of Series C to Series B                                                          (7,646)
  Conversion of Series A and Series B
   to common stock                                                2,067,052     20,671        (3,391)
  Issuance of common stock to vendors,
   net of issuance cost of $513                                     198,175      1,982        72,812                       74,794
  Exercise of stock options                                          12,848        128        12,183                       12,311
  Net loss                                                                                              (1,990,446)    (1,990,446)
                                        -----------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1996                                           2,532,231     25,322    10,238,987   (10,983,080)      (684,430)
  Issuance of preferred stock, net
   of issuance cost of $306,633           941,367       9,414                              1,541,446                    1,550,860
  Conversion of promissory notes
   payable and accrued interest to
   convertible preferred stock
   Series E at $1.97 per share            587,216       5,872                              1,150,943                    1,156,815
  Exercise of stock options                                           2,250         23           832                          855
  Net loss                                                                                              (3,567,991)    (3,567,991)
                                        -----------------------------------------------------------------------------------------

BALANCE, MARCH 31, 1997                 1,528,583      15,286     2,534,481     25,345    12,932,208   (14,551,071)    (1,543,891)
  Net loss (UNAUDITED)                                                                                  (2,716,829)    (2,716,829)
                                        -----------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997
 (UNAUDITED)                            1,528,583     $15,286     2,534,481    $25,345   $12,932,208  $(17,267,900)   $(4,260,720)
                                        =========================================================================================

The accompanying notes are an integral part of these financial statements.


                      VIRTUAL MUSIC ENTERTAINMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF DECEMBER 31, 1997 AND FOR THE NINE MONTHS ENDED
                  DECEMBER 31, 1997 AND 1996 IS UNAUDITED)


(A)  NATURE OF BUSINESS

Virtual Music Entertainment, Inc. (the Company) was incorporated in Massachusetts and began operations on March 15, 1993. On February 14, 1995, the Company was incorporated in Delaware. The Company changed its name from Ahead, Inc. to Virtual Music Entertainment, Inc. on June 30, 1995.

The Company was formed to develop and market multimedia interactive music video games for personal computers and home entertainment systems.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred operating losses since its inception and has an accumulated deficit and working capital deficiency at March 31, 1997 of $14,551,071 and $2,494,921, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan to continue operations for the next 12 months is principally based upon increased net sales combined with reduced expenditures and obtaining additional financing. However, there can be no assurance that the Company will obtain necessary financing to fund operations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

(B)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue is recognized upon delivery provided no significant obligations remain outstanding and the resulting receivable is deemed collectible by management.

Basic and Diluted Net Loss Per Share

The Company applies SFAS No. 128, Earnings per Share, in calculating basic and diluted net loss per share. Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is the same as basic net loss per common share as the effects of the Company's potential common stock equivalents are antidilutive.

Inventory

Inventory, which consists mainly of goods for resale, is stated at the lower of cost or market. The cost of inventory is determined using the first-in, first-out method.

Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements are recorded at historical cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, typically five to seven years.

Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

Research and Development Costs

In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the Company capitalizes certain software development costs after technological feasibility of the product has been established subject to an evaluation of their net realizable value based on existing distributor contracts and advances received. Capitalized software development costs are amortized based on the ratio of current gross revenues for a product to the total current and projected gross revenues from that product. It is reasonably possible that those estimates of anticipated future gross revenues will be reduced significantly in the near term. As a result, the carrying amount of the capitalized software costs may be reduced in the near term. All other research and development costs are expensed as incurred.

Intangible Assets

Intangible assets, consisting of organization costs and product patents, are recorded at cost and are amortized on a straight-line basis over their estimated useful life.

Accrued Expenses

The Company does not accrue a liability for employees' compensation for future absences since the amount cannot be reasonably estimated.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is required to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In October 1997, the American Institute of Certified Public Accountants (AICPA) issued the Statement of Position (SOP) 97-2, Software Revenue Recognition, which will supersede SOP 91-1. SOP 97-2 has not changed the basic rules of revenue recognition but does provide more guidance, particularly with respect to multiple deliverables and "when and if available" products. SOP 97-2 is effective for transactions entered into for annual periods beginning after December 15, 1997. The Company will adopt SOP 97-2 in fiscal 1999 and has not yet determined its impact.

Interim Financial Statements

The accompanying financial statements as of December 31, 1997 and for the nine-month periods ended December 31, 1997 and 1996 are unaudited, but in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the nine months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the year ending March 31, 1998.

Reclassification of Prior Year Balances

Certain reclassifications have been made to prior years' financial statements to conform to the current presentation.

(C)  INVENTORY

Inventory at March 31, 1997 totaling $245,196 is composed of finished goods and work-in-process of $47,560 and $197,636, respectively. Inventory at March 31, 1996 totaling $40,829 is composed of finished goods and work-in-process of $16,676 and $24,153, respectively.

Cost of sales for the year ended March 31, 1996 included an inventory writedown to the lower of cost or market of $447,768. Cost of sales for the year ended March 31, 1995 included an inventory writedown to the lower of cost or market of $420,764 and losses on inventory purchase commitments of approximately $1,300,000.

(D)  FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, equipment and leasehold improvements consist of the following:

                                            March 31,
                                       --------------------
                                         1997        1996
                                       --------------------

  Computer equipment and software      $218,657    $130,418
  Office equipment and furniture         22,813      17,887
  Leasehold improvements                124,226      41,548
  Capital lease--computer equipment      53,745      46,207
                                       --------------------
                                        419,441     236,060
  Less--Accumulated depreciation        115,617      55,481
                                       --------------------
                                       $303,824    $180,579
                                       ====================

Depreciation expense for the fiscal years ended March 31, 1997, 1996 and 1995 totaled $60,136, $32,535 and $19,213, respectively.

(E)  NOTES PAYABLE

On September 19, 1996, the Company entered into a loan and security agreement with related parties under which the Company may borrow up to a total loan amount of $850,000 at an annual interest rate of 10%. As collateral, the agreement gives the noteholders a security interest in all tangible and intangible property the Company may now or in the future possess. The balance outstanding at March 31, 1997 was $737,465, including accrued interest. On August 14, 1997, the borrowing limit was increased to $1,000,000 with a maturity date of December 31, 1997.

During the year ended March 31, 1997, the Company issued Senior Promissory Notes with detachable warrants (the Promissory Notes) totaling $1,098,615 and bearing interest at 10% per annum. In fiscal 1997, the Company converted the notes and accrued interest thereof, into Series E Promissory Notes (see Note I). The Company issued each Promissory Note holder a warrant to purchase one share of common stock for every share of Series E preferred stock acquired upon this conversion. Certain note holders waived their right to receive one common stock for every share of Series E preferred stock acquired and instead received one such warrant for every four shares of Series E preferred stock acquired (see Note K). Value ascribed to these warrants are deemed immaterial. In connection with the issuance of Series E preferred stock, the Company also issued to the Promissory Note holders warrants to purchase Series E preferred stock (see
Note I).

During the years ended March 31, 1996 and 1995, the Company issued Senior Promissory Notes with detachable warrants totaling $1,000,000 and bearing interest at 10% per annum. Under the terms of the note agreement, the notes are convertible immediately upon the occurrence of a subsequent financing on or before September 1, 1995, into shares of the Company's equity securities to be issued in such subsequent financing at a conversion price equal to the per share price of the subsequent financing securities. In addition, the holders are entitled to receive 500,000 detachable warrants calculated based on a rate of one warrant for each $2 of principal invested (see also Note
K).  Value ascribed to these warrants are deemed immaterial.

On January 7, 1997 and September 1, 1995, the Company converted the Promissory Notes ($1,156,815 and $1,044,019, respectively, including accrued interest) to Series E and D convertible preferred stock, respectively, at conversion rates of $1.97 and $0.76 per share, respectively.

(F)  LEASES AND COMMITMENTS

The Company has entered into certain capital leases for computer equipment. Future minimum lease payments under capital leases are as follows:

      Fiscal 1998                                      $10,807
      Fiscal 1999                                        5,786
      Fiscal 2000                                          546
                                                       -------

      Total minimum lease payments                      17,139
      Amount representing interest                       2,475
                                                       -------

      Present value of minimum lease payments on
       capital leases                                  $14,664
                                                       =======

The Company's lease expense under these capital leases for fiscal 1997, 1996 and 1995 was $3,660, $3,260 and $2,056, respectively.

The Company also holds real estate and equipment leases. On May 1, 1996, the Company entered into a five-year lease for office space. The lease can be extended up to an additional five years, and includes provisions for rent escalation based on landlord's future electric, operating and tax costs.
The rent expense for fiscal 1997, 1996 and 1995 was $105,769, $68,392 and $28,845, respectively. On September 29, 1996, the Company signed a three-year operating lease agreement for a copier machine. The lease expenses incurred in fiscal 1997 was $2,760.

At March 31, 1997, the Company has commitments under long-term operating leases requiring approximate annual net rentals as follows:

      1998                                          $149,062
      1999                                           147,682
      2000                                           143,543
      2001                                           143,543
      2002                                            11,962
                                                    --------

      Total minimum rental payments                 $595,792
                                                    ========

(G)  INCOME TAXES

The total provision for income for fiscal 1997 is comprised of $20,000 for foreign withholding tax and $1,877 state minimum taxes. The provision for income taxes for fiscal 1996 and 1995 was $2,358 and $456, respectively, due to state minimum taxes. No provision for federal income taxes was recorded for fiscal 1997, 1996 and 1995 due to the Company's recurring operating losses.

The deferred tax assets are as follows:

                                                1997            1996
                                                ----            ----

      Net operating loss                     $4,029,000      $3,195,000
      Inventory and other items               1,569,000       1,219,000
                                             --------------------------

            Total                             5,598,000       4,414,000

      Valuation allowance                    (5,598,000)     (4,414,000)
                                             --------------------------

                                             $        -     $         -
                                             ==========================

Due to the uncertainty surrounding the realization of these favorable tax attributes in future years, the net deferred tax assets have been fully offset by a valuation allowance.

At March 31, 1997 and 1996, the Company had net operating loss (NOL) carryforwards of approximately $10,006,000 and $7,934,000, respectively, for federal and state tax reporting purposes. The federal NOL carryforwards begin to expire in the year 2009. The NOL carryforwards may have an annual limitation due to ownership changes under Internal Revenue Code, Section
382.  The state NOL carryforwards will begin to expire in 1999.

(H)  TROUBLED DEBT RESTRUCTURING

During the years ended March 31, 1996 and 1995, the Company restructured the terms of various trade payable accounts. The restructuring agreements included either a reduction of the payable or a granting of equity interest or a combination of both. These transactions resulted in extraordinary gains in fiscal 1996 and 1995 of $655,481 and $74,517, respectively. Under the restructuring agreement, 198,175 common shares were issued in 1996. The fair value per share of $.38 on the date of grant was determined by the Board of Directors.

(I)  STOCKHOLDERS' DEFICIT

Common Stock

During fiscal 1997, the Company increased the authorized number of shares of common stock from 7,370,000 to 16,550,000. The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights of the holders of outstanding shares of preferred stock. As of March 31, 1997, the Company has reserved 130,955 shares for the exercise of stock options.

Series D and Series E Convertible Preferred Stock

Series D and Series E Convertible Preferred Stock (the Preferred Stock) which was issued on August 31, 1995 and January 7, 1997, respectively, is convertible at the holder's option into common stock in accordance with a formula which would currently result in a one-for-one exchange. A mandatory conversion is called for upon the closing of a public offering which meets specified criteria. Except with respect to certain actions enumerated in the Company's Certificate of Incorporation which require separate class votes, stockholders of each series of preferred stock are entitled to one vote for each share of common stock into which their shares can be converted and vote together with the common stockholders. Preferred Stock, Series D and E have a liquidation preference over common stock of $0.76 and $1.97, respectively, per share plus any dividends unpaid.

In fiscal 1997, in connection with the issuance of Series E convertible preferred stock, the Company issued warrants to purchase additional Series E preferred stock (see Note K).

Stock Restriction Agreement

At March 31, 1997, the Company's outstanding shares of common and preferred stock are subject to a stock restriction agreement. Subject to certain exceptions, as outlined in the stockholders' agreement (the Agreement) dated November 1, 1995, the holders of the Company's common and preferred stock have the option to purchase additional shares in the event a stockholder intends to sell such shares. Each holder is entitled to purchase a portion of the stock intended for sale pro rata to the holding of common and preferred stock, as set forth in the Agreement, at the seller's intended sale price. If neither the Company nor the existing stockholders purchase all of the offered shares, then the offered shares not so purchased may be sold by the selling stockholder at any time within 120 days after the date the offer was made under the same terms and conditions.

(J)  STOCK OPTIONS

The 1993, 1994 and 1996 Incentive Stock Option Plans (the 1993 Plan, 1994 Plan and 1996 Plan) provides for the grant to officers and other employees of the Company stock options which qualify as incentive stock options under the applicable provision of the Internal Revenue Code. The maximum amount of shares which may be issued under these plans are 100,000, 50,000 and 2,000,000 shares, respectively.

These Plans provide that the exercise price of all options granted shall be at least equal to the fair market value of the Company's shares as of the date on which the grant is made. The term of the options issued under the Plans cannot exceed ten years. With respect to incentive stock options granted to a participant owning more than 10% of the Company's shares, the exercise price shall be at least 110% of the fair market value of the Company's stock on the date of the grant.

Nonqualified Stock Option Agreement

On October 10, 1993, the Board of Directors approved a nonqualified stock option agreement in connection with a royalty arrangement. The agreement grants the option to purchase a maximum of 33,317 shares of its common stock at the price of $0.75 per share. This nonqualified stock option agreement expires on December 31, 1998.

Supplemental Disclosures for Stock-Based Compensation

The Company applies APB Opinion No. 25 and related Interpretations in accounting for its Employee Stock-Based Incentive Plans. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), issued in 1995, defined a fair value method of accounting for stock options and other equity instruments.

Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company elected to continue to apply the accounting provisions of APB Opinion No. 25 for stock options. The required disclosures under SFAS No. 123 are made below.

A summary of the Company's stock option activity for the three years ended March 31, 1997 is as follows:

                                                  Weighted                    Weighted
                                     Incentive    Average     Nonqualified    Average
                                       Stock      Exercise        Stock       Exercise
                                      Options      Price         Options       Price
                                     ---------    --------    ------------    --------

  Outstanding at March 31, 1994       83,536      $.38         80,793         $ .58
    Issued in 1995                    54,502       .38         15,528          1.12
    Exercised in 1995                      -         -         50,156           .54
                                     -------                  -------

  Outstanding at March 31, 1995      138,038       .38         46,165           .81
    Issued in 1996                    20,214       .38        244,786           .38
    Expired in 1996                   22,150       .38              -             -
    Exercised in 1996                      -                   12,848           .96
                                     -------                  -------

  Outstanding at March 31, 1996      136,102       .38        278,103           .42
    Expired in 1997                   16,000       .38              -             -
    Exercised in 1997                  2,250       .38              -             -
                                     -------                  -------

  Outstanding at March 31, 1997      117,852       .38        278,103           .42
                                     =======                  =======

Summarized information about stock options outstanding at March 31, 1997 is as follows:

                                                           Exercisable
                              Weighted                ---------------------
                               Average     Weighted                Weighted
  Range of    Number of       Remaining    Average                 Average
  Exercise     Options       Contractual   Exercise   Number of    Exercise
   Prices    Outstanding     Life (years)    Price     Options       Price
  --------   -----------     ------------  --------   ---------    --------

    $.38       362,638            4          $.38      245,433       $.38
    $.75        33,317            1          $.75       33,317       $.75

Options for 170,570 and 90,362 shares were exercisable at March 31, 1996 and 1995, respectively. During fiscal 1997, the Company repriced its incentive stock options by changing the exercise price to $.38 per share. The Company had determined that the exercise price of $.38 per share was not below the fair value of the common stock on the date when the exercise price of the options was changed to $.38. Accordingly, no compensation expense was recorded.

The impact on net loss would have been immaterial for fiscal 1997 and 1996, had the compensation cost for the Company's stock option plans been determined based on fair value at the grant date consistent with the provisions of SFAS No. 123.

Other

Pursuant to an agreement dated May 3, 1996 between a customer and the Company, the customer has an option to purchase the Company's common stock having a value at the time of purchase in an amount not exceeding $500,000. The number of shares purchased will be determined based on a formula outlined in the agreement using the fair value of the common stock of the Company on the date of purchase. This option is exercisable six months from the agreement date and expires eighteen months from the date of this agreement. The customer also has a right to apply the unrecouped portion of its prepaid royalties, as reflected on the last accounting statement rendered to the Company prior to such purchase, toward the purchase price of these shares. The Company has deferred all amounts received under this agreement.

(K)  WARRANTS

On January 7, 1997, February 24, 1997 and February 26, 1997, the Company issued 764,280 detachable warrants to the preferred stock Series E holders at a rate of one warrant for every two shares of Series E preferred stock held. Each warrant is exercisable into one Series E preferred share at an exercise price of $1.97. Warrants issued on January 7, 1997 and February 24, 1997 are exercisable on or before January 6, 2002. Warrants issued on February 26, 1997 are exercisable on or before February 25, 2002. On January 7, 1997 and February 21, 1997, the Company also issued 81,550 and 10,550 detachable warrants, respectively, to the Series E placement agent based on the terms outlined in the Placement Agency Agreement. These warrants are exercisable into Series E preferred stock on a one-for-one basis and are exercisable at a price of $1.97 a share. Warrants issued on January 7, 1997 and February 21, 1997 to the placement agent are exercisable on or before January 6, 2007 and February 20, 2007, respectively.

On April 30, 1997, the Company issued 764,281 additional warrants to preferred stock Series E holders at a rate of one warrant for every two shares of Series E preferred stock held. Each warrant is exercisable into one Series E preferred share at an exercise price of $1.97 on or before January 6, 2002.

In fiscal 1997, the Company issued 282,734 detachable warrants to the holders of the Senior Promissory Notes issued in 1997. Each warrant is exercisable into one common share at an exercise price of $1.97 prior to January 7, 2002. In lieu of exercising the warrant, the holder may elect to receive shares equal to the fair market value of the warrant. The fair value of these warrants are immaterial.

In April 1995, the Company issued 500,000 detachable warrants to the holders of the Senior Promissory Notes. Each warrant is exercisable into one common share at an exercise price of $2 during the period from April 1995 to April 2000. In lieu of exercising the warrant, the holder may elect to receive shares equal to the fair market value of the warrant. The fair value of these warrants is immaterial.

As of March 31, 1997, no warrants have been exercised.

(L)  REPURCHASE OF DISTRIBUTION RIGHTS

In fiscal 1997, the Company entered into an agreement with a significant customer to reacquire for $900,000 the licensing and distribution rights to three interactive CD-ROM titles. These titles include Quest for Fame, Virtual Star and Rolling Stone. The Company previously developed and delivered the licensing and distribution rights to the Quest for Fame and the Virtual Star titles in fiscal 1996 and recognized revenue of $1,011,000 and $350,000, respectively, for each title, in fiscal 1996. The Rolling Stone title is currently being developed and approximately $950,000 of advance payments collected from this customer in fiscal 1997 prior to this agreement has been recognized as revenue in fiscal 1997. In fiscal 1997, the Company amortized under sales and marketing expense the $900,000 paid to reacquire the licenses described above. As of March 31, 1997, $860,000 of this amount was outstanding and payable under this agreement.

(M)  SIGNIFICANT CUSTOMERS

The following represents significant customer revenue for the year ended March 31, 1997:

      Customer A                                      59%
      Customer B                                      30
                                                      --
                                                      89%
                                                      ==

(N)  SUBSEQUENT EVENTS AFTER MARCH 31, 1997

On September 19, 1997, the Company signed a letter confirming certain terms describing the intention of the stockholders of the Company to exchange the Company's shares for a certain number of shares of Associated Technologies, Inc. (AT), a Nevada company. In connection with this deal, the Company borrowed $500,000 from AT with an interest rate of 10% maturing on December 31, 1997.

Subsequent to March 31, 1997, the Company began negotiating to enter into a tentative agreement with a significant customer to reacquire certain titles. The Company is unable to quantify the outcome of this negotiation due to the uncertain nature of this negotiation.

On December 16, 1997, the Board of Directors of the Company approved the issuance of nonqualified stock options to one of its employees. The agreements grant options to purchase 307,321 shares at $.38 per share, vesting over two years, and 37,679 shares at $3.69 per share, vesting over two years. These options expire in five years from the date of grant.

(O)   SUBSEQUENT EVENTS AFTER MARCH 31, 1997 (UNAUDITED)

On January 6, 1998, the Company entered into a Merger Agreement with
AT in connection with the Securities and Exchange Agreement described below.

On December 19, 1997, the Company and its note holders entered into a Securities Exchange Agreement with AT. In accordance with the terms of the Securities Exchange Agreement, AT will issue 3,144,962 shares of common stock in exchange for all of the Company's common stock, Series D and Series E Convertible Preferred Stock and the Company's outstanding notes, including accrued interest at December 19, 1997. In addition, the Securities Exchange Agreement provides for the conversion of a promissory note issued by AT to First Sydney Investments Pty Ltd, a party related to AT, into 220,000 shares of AT's common stock. The initial exchange of securities occurred on
January 8, 1998 at which time the Company's   security holders controlled
more than 50% of the issued and outstanding shares of AT. The balance of the exchange is expected to be completed upon issuance of a private placement memorandum or similar document. The completion date is expected to be approximately May 30, 1998. As a result of this acquisition, the Company's independent accountants, Coopers & Lybrand L.L.P. resigned in January.

In anticipation of the merger, AT advanced to the Company $610,000 in the form of promissory notes, including the note referred to in Note N. The balance of such at December 31, 1997 was $624,347 inclusive of accrued interest.


                        Associated Technologies, Inc.
         Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed statements combine the historical balance sheet and statement of operations of Virtual Music Entertainment, Inc. (VME) and Associated Technologies, Inc. (AT). Upon completion of the share exchange called for in the Securities Exchange Agreement dated December 19, 1997, former note holders and preferred and common stock holders of VME will hold 55% of the issued and outstanding shares of AT. As a result, the merger is being accounted for, and the pro forma combined condensed financial information is presented as, a reverse merger with VME as the acquirer for accounting purposes. The purchase price has been determined by taking the issued and outstanding shares of AT common stock plus the AT common stock to be issued in exchange for certain related party debt times the average closing price of the stock five days before and after the initial securities exchange, plus cash to be paid to De-Minimus VME common stockholders, plus acquisition related expenses. The unaudited pro forma combined condensed balance sheet as of December 31, 1997 gives effect for the merger as if the transaction occurred on that date. The unaudited pro forma combined condensed consolidated statement of operations the year ended December 31, 1997 gives effect for the merger as if it had occurred at January 1, 1997. The unaudited pro forma combined condensed statement of operations the year ended December 31, 1997 for VME reflects historical costs recast by adding results of the nine months ended December 31, 1997 to the results of operations for the three months ended March 31, 1997.

In accordance with the terms of the Securities Exchange Agreement, AT will issue 3,144,962 shares of common stock in exchange for all of the VME Common Stock, Series D and Series E Convertible Preferred Stock and the VME Notes Payable outstanding including accrued interest at December 19, 1997. In addition, the Securities Exchange Agreement provides for the conversion of a promissory note issued by AT to First Sydney Capital Limited, a related party, into 220,000 shares of AT common stock. The initial exchange of securities occurred on January 8, 1998 at which time VME security holders controlled more than 50% of the issued and outstanding shares of AT. The balance of the exchange is expected to be completed upon issuance of a private placement memorandum or similar document. The completion date is expected to be approximately May 30, 1998. It is anticipated that upon completion of the merger, VME shareholders will continue to control more than 50% of the outstanding shares of AT.

The unaudited pro forma combined condensed financial statements may not be indicative of the actual results if the merger had it actually occurred on the above dates, or of future results of operations. The pro forma combined condensed financial statements are based on management's preliminary estimate of the allocation of the purchase price, the final allocation of which may differ.

The accompanying unaudited pro forma combined condensed financial statements should be read in connection with the historical financial statements of VME and AT.


                        Associated Technologies, Inc.
            Unaudited Pro Forma Combined Condensed Balance Sheet
                              December 31, 1997

                                     Virtual Music           Associated            Pro Forma           Combined
                                   Entertainment, Inc.    Technologies, Inc.      Adjustments          Company
                                   -------------------    ------------------      -----------          --------

Cash                                 $      4,738            $   643,847         $   (18,000)(1)     $    630,585
Accounts Receivable                        27,114                330,342                                  357,456
Inventory                                 116,619                180,867                                  297,486
Prepaid R&D Expense                             -                 39,726                                   39,726
Other Prepaid Expenses                     14,588                      -                                   14,588
Due From VME Plus Accrued Interest                               624,347            (624,347)(2)                -
Other Current Assets                       28,590                      -                                   28,590
                                     ----------------------------------------------------------------------------

Total Current Assets                      191,649              1,819,129            (642,347)           1,368,431

Goodwill                                                                           1,159,036 (3)        1,159,036
Property Plant & Equipment (net)          307,205                112,119                                  419,324
Capitalized Software (net)                465,000                      -                                  465,000
Prepaid Royalties                          40,000                                                          40,000
Capitalized Merger Costs                  225,352                      -            (225,352)(4)                -
                                     ----------------------------------------------------------------------------

Net Property, Plant & Equipment         1,037,557                112,119             933,684            2,083,360
                                     ----------------------------------------------------------------------------

Total Assets                         $  1,229,206            $ 1,931,248         $   291,337         $  3,451,791
                                     ============================================================================

Liabilities & Shareholders' Deficit

Accounts Payable                          800,637              1,174,077                                1,974,714
Royalties Payable                          92,535                      -                                   92,535
Distribution Rights Payable               820,000                      -                                  820,000
Accrued Expenses                          409,195                      -             167,648 (5)          576,843
Deferred Income & Distributor
 Advances                               1,667,200                867,875                                2,535,075
Note Payable                            1,067,813                600,000          (1,067,813)(6)          600,000
Note Payable, Related Party               624,347                625,601          (1,188,847)(7)           61,101
Capital Lease Obligations                   7,500                                                           7,500
Accrued Employee Benefits                                         34,605                                   34,605
                                     ----------------------------------------------------------------------------

Total Current Liabilities               5,489,227              3,302,158          (2,089,012)           6,702,373

Capital Lease Obligation                      699                      -                   -                  699
                                     ----------------------------------------------------------------------------

Total Liabilities                       5,489,926              3,302,158          (2,089,012)           6,703,072
                                     ----------------------------------------------------------------------------

Convertible Preferred Series D             34,341                                    (34,341)(8)                -
Convertible Preferred Series E             15,286                                    (15,286)(8)                -
Common Stock                               25,345                  2,304             (21,980)(9)            5,669
Additional Paid in Capital             12,932,208              3,512,995           1,485,107 (10)      17,930,310
Foreign Exchange Reserve                                          36,119             (36,119)(11)               -
Accumulated Deficit                   (17,267,900)            (4,922,328)          1,002,968 (12)     (21,187,260)
                                     ----------------------------------------------------------------------------

Total Shareholders' Deficit            (4,260,720)            (1,370,910)          2,380,349           (3,251,281)
                                     ----------------------------------------------------------------------------

Total Shareholders' Deficit &
 Liabilities                         $  1,229,206            $ 1,931,248         $   291,337         $  3,451,791
                                     ============================================================================


                        Associated Technologies, Inc.
       Unaudited Pro Forma Combined Condensed Statement of Operations
                    Twelve Months Ended December 31, 1997

                                     Virtual Music           Associated            Pro Forma           Combined
                                  Entertainment, Inc.     Technologies, Inc.      Adjustments          Company
                                  -------------------     ------------------      -----------          --------

Net Sales                            $  2,241,130            $ 2,394,145                             $  4,635,275

Cost of Sales                           2,994,809              1,479,866                                4,474,675
                                     ----------------------------------------------------------------------------

Gross Profit                             (753,679)               914,279                                 (160,600)

Operating Expenses:
  Selling, General &
   Administrative                       2,867,617              2,390,558                                5,258,175

  Research & Development                  901,832                916,279                                1,818,111

  Charge for in process R & D                                                      3,919,360 (1)
                                                                                  (3,919,360)(2)
  Amortization of Goodwill                      -                                    165,577 (3)          165,577
                                     ----------------------------------------------------------------------------

Total Operating Expenses                3,769,449              3,306,837             165,577            7,241,863
                                     ----------------------------------------------------------------------------

Loss from Operations                   (4,523,128)            (2,392,558)           (165,577)          (7,081,263)

Interest Expense                           89,065                 75,927             (89,167)(4)           75,825

Provision for income taxes                 56,413                      -                   -               56,413
                                     ----------------------------------------------------------------------------

Loss before extraordinary item         (4,668,606)            (2,468,485)            (76,410)          (7,213,501)

Extraordinary item, gain on debt
 extinguished                                                    191,209                                  191,209
                                     ----------------------------------------------------------------------------

Net Loss                             $ (4,668,606)           $(2,277,276)        $   (76,410)        $ (7,022,292)
                                     ============================================================================

Pro forma net loss per share:
Net loss per Common Share                                    $     (1.02)                            $      (1.26)
                                                             ====================================================
Weighted average common share
 outstanding                                                   2,226,399           3,364,962(5)         5,591,361
                                                             ====================================================

        NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(1) Represents estimated cash to be paid to De-Minimus shareholders of VME Common Stock
(2) Elimination of Associated Technologies ("AT") Note Receivable from VME of $610,000 plus accrued interest.
(3)   Goodwill calculated as follows:

Value of 2,303,520 AT shares @ $1.53 per share          $ 3,524,386
Value of 220,000 of AT Shares converted from
 convertible debt @ $1.53 per share                         336,600
Cash                                                         18,000
Estimated Merger Costs                                      393,000
                                                        -----------
Purchase Price                                            4,271,986
Net Deficit of AT Acquired                                1,370,910
Estimated Purchased Research & Development               (3,919,360)
Convertible Debt Exchanged                                 (564,500)
                                                        -----------
Goodwill                                                $ 1,159,036
                                                        ===========

* Purchased Research & Development calculated by determining the net present value of five years net cash flows discounted by a risk adjusted interest rate for certain research and development projects in process at the date of acquisition.

(4)   Elimination of VME Capitalized merger Costs.
(5)   Additional expected merger costs not yet incurred.
(6) Elimination of VME Senior Notes plus accrued interest exchanged for AT common stock.
(7) Reflects the exchange of $564,500 of Convertible Debt issued by AT to First Sydney Capital Limited, a related party, for 220,000 shares of AT and the elimination of $624,347 due to AT from VME.
(8) Elimination of VME Series D and E Preferred Shares exchanged for AT common stock.
(9)   Adjustments to Par value:

      Par Value of new AT Shares                                  $  3,145
      Shares issued to AT convertible                                  220
      Elimination of VME Par Value                                 (25,345)
                                                                  --------
      Net Adjustment to Par Value                                 $(21,980)
                                                                  ========

(10)  Adjustments to paid in capital as follows:

      Exchange of VME Preferred D and E                        $    49,627
      2,303,520 shares @ $1.53 per share                         3,524,386
      220,000 Shares Converted @ $1.53 per share                   336,600
      Par Value of shares held by AT                                (2,304)
      Par Value of Shares Converted                                   (220)
      Par Value of Shares Issued to VME                             (3,145)
      VME Debt exchanged for 420,982 shares of AT common stock   1,067,813
      Elimination of VME Common Stock Par Value                     25,345
      Elimination of AT paid in capital                         (3,512,995)
                                                               -----------
      Net Adjustment to paid in capital                        $ 1,485,107
                                                               ===========

(11)  Elimination of AT foreign exchange reserve.
(12)  Adjustments to accumulated deficit as follows:

      Elimination of Accumulated deficit of AT                 $ 4,922,328
      Estimated value of purchased Research and Development     (3,919,360)
                                                               -----------
      Net Adjustment to Accumulated Deficit                    $ 1,002,968
                                                               ===========

Notes to Unaudited Pro Forma Combined Condensed Statement of Operations

(1) Reflects expense associated with the in process research and development purchased from Associated Technologies.

(2) Elimination of non-recurring expense associated with the in process research and development purchased from Associated Technologies.

(3) One year's amortization of acquisition related goodwill. Amortization period is seven years.

(4)   Elimination of interest on AT convertible debt            $14,500
      and VME Senior Debt exchanged for AT shares                74,667
                                                                -------
      Total Interest Adjustments                                $89,167
                                                                =======

(5) Reflects 3,144,962 shares issued to VME Security holders and 220,000 issued to AT convertible debt holders.


                        ASSOCIATED TECHNOLOGIES INC.
                              AND SUBSIDIARIES

                            FINANCIAL STATEMENTS

               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                        INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
Associated Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Associated Technologies, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and consolidated cash flows for the years ended December 31, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with general accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Associated Technologies as of December 31, 1997 and 1996, and the consolidated results of its operations, changes in stockholders' equity (deficit) and its consolidated cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company and its subsidiaries will continue as a going concern. As shown in the consolidated financial statements, the Company and its subsidiaries have a consolidated working capital deficiency of $2,107,376 at December 31, 1997 and a consolidated accumulated deficit of $4,922,328. The Company and its subsidiaries have suffered losses from operations and have a substantial need for working capital.

This raises substantial doubt about the Company's and its subsidiaries ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 to the consolidated financial statements. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Stanton Partners
Public Accountants


/s/ Stanton Partners

Perth, Western Australia
April 9, 1998


                ASSOCIATED TECHNOLOGIES INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

ASSETS                                          12/31/97        12/31/96
                                                --------        --------

CURRENT ASSETS
  Cash                                         $  643,847      $   18,054
  Accounts receivable                             330,342         181,341
  Inventories (Note 3)                            180,867         187,062
  Prepaid expenses                                 39,726         759,051
                                               --------------------------
TOTAL CURRENT ASSETS                            1,194,782       1,145,508
                                               --------------------------

NON CURRENT ASSETS
  Note Receivable plus accrued interest
   (Note 12)                                      624,347               0
                                               --------------------------

PROPERTY, PLANT, AND EQUIPMENT
  Equipment (Note 4)                              370,817         425,003
  Accumulated depreciation and amortization      (258,698)       (309,661)
                                               --------------------------
NET PROPERTY, PLANT, AND EQUIPMENT                112,119         115,342
                                               --------------------------

TOTAL ASSETS                                   $1,931,248      $1,260,850
                                               ==========================

LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)

CURRENT LIABILITIES
  Creditors and accrued expenses               $1,174,077      $  479,543
  Deferred Income (Note 5)                        867,875               0
  Notes payable (Note 6)                        1,225,601          66,562
  Provisions                                       34,605          27,216
                                               --------------------------
TOTAL CURRENT LIABILITIES                       3,302,158         573,321
                                               --------------------------

LONG-TERM LIABILITIES (Note 6)                          0         500,321
                                               --------------------------
TOTAL LIABILITIES                               3,302,158       1,073,642
                                               --------------------------

SHAREHOLDERS' EQUITY/(DEFICIT)
  Common stock par value $.001:
   25,000,000 shares authorized; 2,303,520
   shares issued(2,148,000 at 12/31/96)             2,304           2,148
  Additional paid-in capital                    3,512,995       2,830,112
  (Deficit) accumulated                        (4,922,328)     (2,645,052)
  Foreign currency translation reserve             36,119               0
                                               --------------------------

TOTAL SHAREHOLDERS' EQUITY/(DEFICIT)           (1,370,910)        187,208
                                               --------------------------
                                               $1,931,248      $1,260,850
                                               ==========================


                ASSOCIATED TECHNOLOGIES INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Years ended
                                               --------------------------
                                                12/31/97        12/31/96
                                                --------        --------

Operating revenue                              $ 2,394,145      $   459,883
Cost of sales                                   (1,479,866)        (358,118)
                                               ----------------------------

GROSS PROFIT                                       914,279          101,765

Operating Expenses                              (3,306,837)      (2,749,306)
                                               ----------------------------

Loss from Operations                            (2,392,558)      (2,647,541)

Interest Expense, Net                              (75,927)         (84,547)

LOSS FROM OPERATIONS BEFORE
 EXTRAORDINARY ITEM                             (2,468,485)      (2,732,088)

Extraordinary item (Note 9)                        191,209           88,036
                                               ----------------------------

NET LOSS                                       $(2,277,276)     $(2,644,052)
                                               ============================

NET LOSS PER COMMON SHARE
Net basic and diluted loss before
 extraordinary item per weighted average
 common share outstanding                      $     (1.11)     $     (1.94)
                                               ============================

Net loss per weighted average common
 share outstanding - basic and diluted         $     (1.02)     $     (1.88)
                                               ============================

Weighted average number of common shares
 outstanding                                     2,226,399        1,409,414
                                               ============================


                ASSOCIATED TECHNOLOGIES INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT) PERIOD FROM AUGUST 9, 1990 (DATE OF INCEPTION) TO DECEMBER 31, 1997

                                                       Common Stock                      Foreign                        Total
                                                   --------------------    Additional    Currency                    Shareholder
                                                   Number of   .001 Par       Paid      Translation    (Deficit)       Equity
                                                    Shares       Value     In Capital     Reserve     Accumulated     (Deficit)
                                                   ---------   --------    ----------   -----------   -----------    -----------

Balance at 8/9/90 (Date of inception)
  Issuance of common stock (restricted)
   at $.001 per share at 8/9/90                    1,000,000     1,000             0           0               0           1,000
Net loss for period                                        0         0             0           0          (1,000)         (1,000)
                                                   -----------------------------------------------------------------------------
Balances at 12/31/90                               1,000,000     1,000             0           0               0               0
Net income for year                                        0         0             0           0               0               0
                                                   -----------------------------------------------------------------------------
Balances at 12/31/91                               1,000,000     1,000             0           0               0               0
Net income for year                                        0         0             0           0               0               0
                                                   -----------------------------------------------------------------------------
Balances at 12/31/92                               1,000,000     1,000             0           0               0               0
Net income for year                                        0         0             0           0               0               0
                                                   -----------------------------------------------------------------------------
Balances at 12/31/93                               1,000,000     1,000             0           0               0               0
Net income for year                                        0         0             0           0               0               0
                                                   -----------------------------------------------------------------------------
Balances at 12/31/94                               1,000,000     1,000             0           0               0               0
Net income for year                                        0         0             0           0               0               0
                                                   -----------------------------------------------------------------------------
Balances at 12/31/95                               1,000,000     1,000             0           0               0               0
  Issuance of common stock (restricted)
   at $5.00 per share for cash at 1/10/96             20,000        20        99,980           0               0         100,000
  Issuance of common stock ( 80,000 Regulation
   S and 100,000 restricted) at $0.001
   per share to acquire subsidiary
   and associated inter-company debt at 6/28/96      180,000       180             0           0               0             180
  Issuance of common stock (restricted)
   at $2.00 per share for expenses at 6/28/96        230,000       230       459,770           0               0         460,000
  Issuance of common stock (restricted)
   at $2.00 per  share to retire debt
   at 9/30/96                                        270,000       270       539,730           0               0         540,000
  Issuance of common stock (Regulation S)
   at $4.50 per share to retire debt
   at 9/30/96                                        218,000       218       980,782           0               0         981,000
  Issuance of common stock (restricted)
   at $5.00 per share for prepaid
   expenses at 9/30/96                               150,000       150       749,850           0               0         750,000
  Issuance of common stock (restricted)
   at $0.001 per share at 9/30/96                     80,000        80             0           0               0              80
Net loss for year                                          0         0             0           0      (2,644,052)     (2,644,052)
                                                   -----------------------------------------------------------------------------
Balances at 12/31/96                               2,148,000    $2,148    $2,830,112           0      (2,645,052)    $   187,208


                ASSOCIATED TECHNOLOGIES INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY/(DEFICIT) PERIOD FROM AUGUST 9, 1990 (DATE OF INCEPTION) TO DECEMBER 31, 1997

                                              Common Stock                      Foreign                       Total
                                           -------------------    Additional   Currency                     Shareholder
                                           Number of  .001 Par       Paid     Translation     (Deficit)       Equity
                                            Shares      Value     In Capital    Reserve      Accumulated     (Deficit)
                                           ---------  --------    ----------  -----------    -----------    -----------

Issuance of common stock (Reg S) at
 $2 per share to retire debt at 6/30/97      95,605        96       191,113          0              0         191,209
Issuance of common stock (Reg S) at
 $2 per share to retire debt at 6/30/97      59,915        60       119,770          0              0         119,830
Options issued on March 10, 1997
 in connection with a loan of $300,000            0         0        52,500          0              0          52,500
Options issued on June 3, 1997 in
 connection  with a loan of $300,000              0         0        67,500          0              0          67,500
Options originally issued in 1996 but
 subsequently renegotiated in
 December 1997                                    0         0        42,000          0              0          42,000
Options issued on December 22, 1997
 in connection with a loan of $400,000            0         0       140,000          0              0         140,000
Options issued on December 31, 1997 in
 connection with a loan of $200,000               0         0        70,000          0              0          70,000
Foreign currency translation reserve              0         0             0     36,119              0          36,119
Net loss for the year                             0         0             0          0     (2,277,276)     (2,277,276)
                                          ---------------------------------------------------------------------------
Balance at 12/31/97                       2,303,520    $2,304    $3,512,995    $36,119    $(4,922,328)    $(1,370,910)
                                          ===========================================================================


                ASSOCIATED TECHNOLOGIES INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Years Ended
                                                     ----------------------------
                                                       12/31/97         12/31/96
                                                       --------         --------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                             $(2,277,276)     $(2,644,052)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities:
    Gain on sale of fixed assets                         (15,188)         (88,036)
    Depreciation                                          59,946           32,237
    Amortization of goodwill                                   0          845,012
    Amortization of debt discount                        372,000                0
    Provisions                                             7,389           12,617
    Gain on equity settlement of debt outstanding       (191,209)               0
  Changes in assets and liabilities:
    Accounts receivable                                 (149,001)        (202,039)
    Inventories                                            6,195          127,550
    Prepaid expenses                                     719,325         (758,376)
    Notes payable                                        323,104          142,547
    Creditors and accrued expenses                       371,430           14,702
    Deferred Income                                      867,875                0
                                                     ----------------------------
NET CASH PROVIDED BY (used in)
 OPERATING ACTIVITIES                                     94,590       (2,517,838)
                                                     ----------------------------
CASH FLOWS FROM INVESTING
 ACTIVITIES
  Proceeds from sale of fixed assets                      26,083          713,797
  Purchases of Fixed Assets                              (67,618)         (18,752)
  Cash acquired from subsidiaries                              0          147,939
                                                     ----------------------------
NET CASH PROVIDED BY (used in)
 INVESTING ACTIVITIES                                    (41,535)         842,984
                                                     ----------------------------

CASH FLOWS FROM FINANCING
 ACTIVITIES
  Loan repayments - Bank                             $         0      $  (657,307)
  Proceeds from sale of shares                           502,248        2,831,260
  Loan to acquisition target                            (624,347)               0
  Loans - related parties                                627,528          500,321
  Loan repayments - related parties                     (502,248)      (1,047,928)
  Other loans - repaid                                  (681,562)               0
  Other loans - received                               1,215,000           66,562
                                                     ----------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                536,619        1,692,908
                                                     ----------------------------
Effect of exchange rates on cash and cash
 equivalents                                              36,119                -
NET INCREASE IN CASH                                     625,793           18,054
CASH AT BEGINNING OF PERIOD                               18,054                0
                                                     ----------------------------
CASH AT END OF PERIOD                                $   643,847      $    18,054
                                                     ============================

Cash Paid for Interest                               $    92,716      $    84,502
                                                     ============================


                ASSOCIATED TECHNOLOGIES INC. AND SUBSIDIARIES
                  NOTES TO AND FORMING PART OF THE ACCOUNTS
                    FOR THE YEAR ENDED DECEMBER 31, 1997

1.  Nature of the Business

      The Company was incorporated in Nevada on August 8, 1990 and was formed for the purpose of acquiring other businesses. The Company was re-incorporated in Delaware on October 16, 1997. The Company had no operations until June 1996 when it acquired the outstanding shares of Ogenic Technologies Pty Ltd, a Company in the Australian equivalent of Chapter 11 bankruptcy.

      The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred operating losses since its inception and has an accumulated deficit and working capital deficiency at December 31, 1997 of $4,922,328 and $2,107,376 respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan to continue operations for the next twelve months is principally based upon increased net sales combined with reduced expenditures and obtaining additional financing. However, there can be no assurance that the Company will obtain necessary financing to fund operations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2.  Statement of Accounting Policies

      The financial statements have been prepared on the basis of historical costs. The consolidated accounts of the Company include the operating results of subsidiaries from the date of acquisition. Inter-company transactions and associated gains or losses, are eliminated. The Company recognizes income and expense based on the accrual method of accounting.
The following is a summary of the significant accounting policies adopted by the Company in the preparation of financial statements. Certain re-classifications have been made to prior years' financial statements to conform to the current presentation.

      a)    Revenue

            Operating revenue represents revenue earned from the sale of the group's and other manufactured products and project management and engineering services, net of returns, trade allowances and duties and taxes paid and revenue earned in regard to Research & Development contracts.

            All contracts which are on a fixed price basis are accounted for on the basis that revenue and associated expenses, are recognized in proportion to the progress of each contract when the following conditions are satisfied:

      -  Total contract revenues to be received can be reliably estimated.
      -  The costs to complete the contract can be reliably estimated.
      -  The stage of contract completion can be reliably determined.
      - The costs attributable to the contract to date can be clearly identified and can be compared with prior estimates.

      b)    Inventories

            With the exception of contract work in progress all inventories are valued at the lower of the cost or net realizable value. The cost of manufactured products includes direct materials, direct labor and an appropriate portion of variable and fixed overhead.

      c)    Research & Development

            The company expenses costs associated with research and development as incurred.

      d)    Property, Plant and Equipment

            Property, plant and equipment are recorded at cost.
      Depreciation is calculated using the reducing balance method over the estimated useful lives of the assets, typically 3 to 10 years.

            The gain or loss of disposal of all fixed assets is determined as the difference between the net book value of the asset at the time of disposal and the proceeds of disposal.

      e)    Intangible Assets

            Intangible assets, consisting of goodwill arising on acquisition of subsidiaries are capitalized and amortized over a maximum period of 7 years, with the exception of the goodwill disclosed in Note 5.

      f)    Income Tax

            The Company adopts a liability method of tax effect accounting whereby the income tax expense shown in the Profit & Loss Account is based on the operating profit before income tax adjusted for permanent differences.

            Timing differences (which arise due to the different accounting periods in which items of revenue and expense are included in the determination of operating profit before income tax and taxable income), are either recorded as a provision for deferred income tax or as an asset described as future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

            Future income tax benefits in relation to tax losses are not recorded unless there is virtual certainly of realization of the benefit.

      g)    Foreign Currency

            Foreign currency transactions are translated into US currency at the rate of exchange at the date of the transaction. At balance date amounts payable to and by the company in foreign currencies have been translated to US currency at rates of exchange at balance date. Exchange differences relating to short term monetary items and long term monetary items of an indeterminate life are brought to account in the Profit & Loss Account when they arise. The cumulative effect of foreign currency translations have been recorded in the Company's equity accounts.

      h)    Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reporting period. Actual results could differ from those estimates.

3.  Inventories

      Inventories at December 31, 1997 totaling $180,867 is composed of finished goods, raw materials and work in process of $15,790, $112,609 and $52,468 respectively. Inventories at December 31, 1996 totaling $187,062 is composed of raw materials and work in process of $115,947 and $71,115 respectively.

4.  Property, Plant and Equipment

                                               December 31
                                         -----------------------
                                           1997          1996
                                           ----          ----

      Plant and Equipment at cost        $ 370,817     $ 425,003
      Less accumulated depreciation       (258,698)     (309,661)
                                         -----------------------
                                         $ 112,119     $ 115,342
                                         =======================

5.  Intangible Assets

      On June 28, 1996, the Company acquired all of the outstanding common stock of Ogenic Technologies Pty Limited in exchange for shares in the Company. The acquisition was not treated as a business combination under APB 16. As a result, an amortization expense was charged to operations for the year ended December 31, 1996 of $845,012 calculated as follows:

                                                      Year Ended
                                                   December 31, 1996
                                                   -----------------

      Par value of shares exchanged                    $    180
      Excess of liabilities over assets acquired        844,832
                                                       --------
      Amortization charged to operations               $845,012
                                                       ========

6.  Deferred Income

      Deferred income is the unearned portion of fees received on a research contract with a total value of $1,637,500. At December 31, 1997, this contract was 47% completed and accordingly, that proportion of the income and expense has been recorded against current year based upon the percentage of completion method. In 1998 it is expected that the corresponding expenses will be in the order of $300,000 and net income will be approximately $567,875.

7.  Notes Payable & Loans

      During 1997, the Company received a loan totaling $113,028 from First Sydney Capital Limited. $1,927 of the loan was repaid during the year (see below). The loan is repayable on demand and bears interest at 12%.

      On September 18, 1997, the Company issued a promissory note payable to First Sydney Capital Limited of $500,000 due December 31, 1997 bearing interest of 10%. The note was modified as part of the Security Exchange Agreement between the Company and Virtual Music Entertainment, Inc. dated December 19, 1997 (See Note 12) where by the note is to be converted into common stock of the Company at a rate of one share per $2.50 of principal outstanding. Such conversion shall occur upon completion of the merger between the Company and Virtual Music Entertainment, Inc.

      During the fourth quarter of 1997, the Company issued $600,000 in promissory notes secured by the pledge of shares in the Company's subsidiary and a commitment to pledge shares acquired in Virtual Music Entertainment, Inc. The note bears interest at a rate of 10% and is payable the earlier of one year or upon the Company obtaining additional financing. In conjunction with the note, the Company issued 412,500 options to purchase the Company's common stock for the lower of $2.00 or the daily average closing bid price for the company's shares for the three months ended June 30, 1998.

      During 1996, the company received unsecured loans of $1,098,403 and $922,418 from related parties, bearing 12% and 0% interest respectively. $1,521,000 of these loans were exchanged for 488,000 shares of common stock during 1996. The balance outstanding at December 31, 1996 was $500,321. During 1997, the whole of this amount plus a further $1,927 was exchanged for 155,520 shares of common stock.

      During 1997, the company issued promissory notes for loans totaling $1,215,000 including $600,000 referred to above. These loans bore interest of between 0% and 10%. In addition, the company issued to these loan providers, various share options which are further described in note 11. $600,000 of these loans were repaid during the year plus interest of $15,000.

      The company also repaid the balance of a short term loan for $66,562 outstanding at December 31, 1996.

8.  Leases and Commitments

      The company has no capital or equipment leases.

      On September 2, 1996, the company entered into a five year real estate lease for manufacturing, storage and office space. The lease includes provision for fixed annual rental increases and provisions for escalation in charges for outgoings in regard to rates, taxes and other expenses.

      At December 31, 1997, the company has commitments in regard to the above real estate rental lease as follows:

          1998                                  $ 68,014
          1999                                    69,532
          2000                                    72,039
          2001                                    48,262
                                                --------
                                                $257,847
                                                ========

9.  Income Taxes

      No provision for federal income taxes was recorded for year ended December 31, 1997 and 1996 due to the company's recurring operating losses. The Company files unconsolidated tax returns in the US for the parent company.

      The deferred tax assets for the parent company are as follows:

                                      1997           1996
                                      ----           ----

        Net Operating loss         $ 569,216      $ 286,945
        Other item                   104,160              -
        Valuation allowance         (673,376)      (286,945)
                                   ------------------------
                                   $       0      $       0
                                   ========================

      Due to the uncertainty surrounding the realization of these favorable tax attributes in future years, the net deferred tax assets have been fully offset by a valuation allowance.

      The Company's operating subsidiary has net operating loss carryforwards applicable to Australian income tax which have not yet been determined or recorded.

10.  Extraordinary Item, Troubled Debt Restructuring

      During 1997 and 1996 the company restructured the terms of various Notes and Accounts Payable. The terms of the restructuring called for the issuance of 155,520 shares of common stock in 1997 and 488,000 shares of common stock in 1996. These transactions resulted in an extraordinary gain in 1997 of $191,209. The Company did not record a gain or loss on the exchange of shares in 1996 as there was no reliable market value for the shares of the date of the exchange. The extraordinary expense in 1996 is comprised of extraordinary gains on the sales off assets of $88,036.

11.  Options

      a)    Incentive Stock Options Agreements

            On May 16, 1997, the Board approved the creation of the company's 1997 Stock Option Plan. The Stock Option Plan is for employees and Directors of the group. The Incentive Stock Option Plan provides for the grant to officers and employees of Company stock options which qualify as incentive stock options under the applicable provisions of the Internal Revenue Code. The maximum amount of shares which may be issued under this plan is 1,000,000 shares.

            The Plan provides that the exercise price of all options granted shall be at least equal to the fair market value of the Company's shares as of the date on which the grant is made. The term of the options issued under the plan cannot exceed ten years. With respect to incentive stock options granted to a participant owning more than 10% of the Company' shares, the exercise price shall be at least 110% of the fair market value of the Company's stock on the date of the grant.

      b)    Non Qualified Stock Option Agreements

            The Company has charged $372,000 to operations in 1997 related to the options granted as disclosed below.

                  i) On March 10, 1997, the Board of Directors approved a non qualified stock option agreement in connection with a promissory note. The agreement grants the option to purchase 120,000 of the Company's common stock at a price of $2.50 per share. This non qualified option agreement expires on March 7, 2002.

                  ii) On June 3, 1997, the Board of Directors approved a non qualified stock option agreement in connection with a promissory note. The agreement grants the option to purchase 205,000 of the Company's common stock at a price of $2.00 per share. This non qualified option agreement expires on June 3, 2002.

                  iii) On December 16, 1997, the Board of Directors re-negotiated and approved a non qualified stock option agreement in connection with services provided in obtaining certain promissory notes. The agreement grants the option to purchase 80,000 of the Company's common stock at a price of $2.50 per share. This non qualified option agreement expires on July 1, 2002.

                  iv) On December 22, 1997, the Board of Directors approved a non qualified stock option agreement in connection with a promissory note. The agreement grants the option to purchase 275,000 of the Company's common stock at a price which is the lower of $2.00 or the daily average closing bid price in the quarter to June 1998. This non qualified option agreement expires on December 31, 2003.

                  v) On December 31, 1997, the Board of Directors approved a non qualified stock option agreement in connection with a promissory note. The agreement grants the option to purchase 137,500 of the Company's common stock at a price which is the lower of $2.00 or the daily average closing bid price in the quarter to June 1998. This non qualified option agreement expires on December 31, 2003.

      c)    Supplemental Disclosures for Stock-Based Compensation

            The Company applies APB Option No. 25 and related Interpretations in accounting for its Employee Stock Based Incentive Plans. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), issued in 1995, defined a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company elected to apply the accounting provisions of APB Opinion No. 25 for stock options. The required disclosures under SFAS No. 123 are made below:

            A summary of the Company's stock option activity for the year ended December 31, 1997 is as follows:

                                                           Weighted                         Weighted
                                          Incentive        Average       Nonqualified       Average
                                        Stock Options   Exercise Price   Stock Options   Exercise Price
                                        -------------   --------------   -------------   --------------

      Outstanding at December 31, 1996            0         $0.00            80,000          $2.00
      Issued in 1997                      1,000,000         $2.00           737,500          $2.12
      Expired in 1997                             0         $0.00                 0          $0.00
      Exercised in 1997                           0         $0.00                 0          $0.00
                                          ---------                         -------

      Outstanding at December 31,  1997   1,000,000         $2.00           817,500          $2.12
                                          =========                         =======

            Summarized information about stock options outstanding at December 31, 1997 is as follows:

                                                                          Exercisable
                                         Weighted                    --------------------
                                         Average       Weighted       Weighted
                         Number of      Remaining      Average        Average
     Range of             Options      Contractual     Exercise      Number of   Exercise
  Exercise Prices       Outstanding    Life (years)      Price        Options     Price
  ---------------       -----------    ------------    --------      ---------   --------

    $2.00                1,000,000         4.3           $2.00        409,000     $2.00
    $2.00 to $2.50         817,500         4.8           $2.12        817,500     $2.12

            The Company has computed the pro forma disclosures required by SFAS No. 123 for all employee and director stock options and warrants granted after January 1, 1995, using the Black-Scholes option pricing model prescribed by SFAS 123. The weighted average assumptions used are as follows:

                                        December 31, 1997
                                        -----------------

        Risk free rate                          6%
        Expected dividend yield                 0
        Expected lives                      1.6 years
        Expected volatility                     0%

            Had the options issued to employees and directors recorded, the effect on the reported results would have been as follows:

                                            Year Ended
                                        December 31, 1997
                                        -----------------

        Net (Loss):
          As reported                      ($2,277,276)
          Pro forma                        ($2,346,576)
        Net (loss) per share:
          As reported                           ($1.02)
          Pro forma                             ($1.05)

            The company has charged to operating expense in 1997 $372,000 related to the issuance of non-qualified stock options (Note 11 b) to third parties as follows:

            a) $330,000 where options have been issued in connection with promissory notes, by reference to a risk adjusted interest rate of 45% on the amount outstanding over the period of the notes.

            b) $42,000 where options have been issued to third parties in relation to the obtaining of promissory notes, by reference to an estimated investment banking fee of 7% of the promissory note received.

12.   Related Party Transactions

            a)  During the year, the Company was engaged in the following
      transactions with First Sydney Capital   Limited or associated
      entities. Mr. Gallagher and Mr. McDowall, directors and officers of the Company, are major shareholders in First Sydney Capital Limited.

                  i) In June 1997, a loan of $382,418 owing by the company to Project & General Finance Pty Ltd, a company affiliated with First Sydney, was converted into 95,605 shares of the company's common stock.

                  ii) Following the successful completion of the R&D subcontract agreement for $1.6m in June 1997, the Company paid a success fee to First Sydney Capital Limited of $81,220.

                  iii)  Associated Technologies Inc. received loans from
            First Sydney Investments Pty Ltd.   Outstanding loan balances
            including accrued interest comprise two parts:

                        A)  Repayable on demand and bearing
                            interest at 12% (unsecured)             $111,101

                        B)  Repayable on December 31, 1997
                            and bearing interest at 10%
                            (unsecured).  This promissory note
                            is convertible into shares at $2.50
                            per share as a result of a
                            Securities  Exchange Agreement dated
                            December 19, 1997                        514,500
                                                                    --------
                                                                    $625,601
                                                                    ========

                  iv) A loan payable to an affiliate of First Sydney was retired in exchange for 59,915 shares of common stock with a market value of $119,830.

                  v) The Company has a contract with First Sydney to provide certain investment banking services at a rate of $75,000 per year from July 1, 1997 plus expenses of which $37,500 has been accrued.

            b) During the year, the Company retained the services of Bourne Griffiths, Chartered Accountants, a practice in which Paul Rengel, a Director of the Company's primary subsidiary, has an interest. Fees for accounting and taxation services on a normal commercial basis were $17,391 (including Directors remuneration of $13,000).

            c) Included in the operating expenses for the year ended December 31, 1997 and prepaid assets at December 31, 1996, was an amount of $750,000 being the value of shares issued by the company to Business and Research Management Limited (a company in which Alan Gallagher was a Director) for certain investment banking services that were rendered in 1997.

13.  Subsequent Events

      On January 6, 1998, the Company entered into a Merger Agreement with Virtual Music Entertainment, Inc. (VME) in connection with Securities and Exchange Agreement described below.

      On December 19, 1997, the Company entered into a Securities Exchange Agreement with VME and VME note holders. In accordance with the terms of the Security Exchange Agreement, the Company will issue 3,144,962 shares of common stock in exchange for all of the VME Common Stock, Series D and Series E Convertible Preferred Stock and the VME Notes Payable outstanding, including accrued interest at December 19, 1997. In addition, the Security Exchange Agreement provides for the conversion of a promissory notes issued by the Company to First Sydney Investments Pty Ltd, a related party, into 220,000 shares of the Company's common stock. The initial exchange of securities occurred on January 8, 1998 at which time VME security holders controlled more than 50% of the issued and outstanding shares of the Company. The balance of the exchange is expected to be completed upon issuance of a private placement memorandum or similar document. The completion date is expected to be approximately May 30, 1998.

      In anticipation of the merger, the Company advanced $610,000 in the form of promissory notes of $500,000, $50,000 and $60,000 to VME. The balance at December 31, 1997 was $624,347 inclusive of accrued interest.

      On January 31, 1998, the Company acquired 100% of the share capital of CGI Syndicated Investments Pty Ltd, a dormant company. CGI has since entered into a joint venture agreement with Elderberry Holdings Pty Ltd, pursuant to the proposed R&D syndication agreement with Ogenic Technologies Pty Ltd. CGI Syndicated Investments Pty Ltd will provide 10% of the funding for this R&D syndication with the balance being provided by Elderberry Holdings Pty Ltd.


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ASSOCIATED TECHNOLOGIES, INC.



                                       By: /s/ Mark Kripp
                                       _________________________________
                                       Name:   Mark Kripp
                                       Title:  Chief Financial Officer


Dated:  April 21, 1998